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                                                                   Exhibit 23.4


             CONSENT OF STANDARD & POOR'S CORPORATE VALUE CONSULTING


         We hereby consent to the inclusion in the registration statement on Form S-1 (the "Registration Statement") of Integrated Alarm Services Group, Inc. ("Integrated")), of our analysis dated May 4, 2002 entitled "Attrition Analyses of Certain Identified Customer Relationship Groups of Integrated Alarm Services, Inc.", and to the references of our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


STANDARD & POOR'S CORPORATE
         VALUE CONSULTING


         By: /s/ David A. Spieler
             ---------------------------
         Title:  Managing Director

February 26, 2003